As filed with the Securities and Exchange Commission on December 15, 2010

Registration No. 333-170945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0837053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

355 Alhambra Circle

Suite 1370

Coral Gables, Florida 33134

(305) 529-2522

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patrick J. McEnany

355 Alhambra Circle

Suite 1370

Coral Gables, Florida 33134

(305) 529-2522

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Philip B. Schwartz, Esq.

Akerman Senterfitt

One Southeast Third Avenue

Suite 2500

Miami, Florida 33131

(305) 982-5604

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement containing this prospectus, which was filed with the Securities and Exchange Commission, is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2010

PROSPECTUS

$ 30,000,000

Common Stock

We may, from time to time, sell shares of our common stock and warrants to purchase shares of our common stock, or a security consisting of a combination of these securities, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price not to exceed $30,000,000. We will provide you of the specific terms of such securities to be sold in supplements to this prospectus. However, in no event will we sell more than  1/3 of our public float in any 12-month period. You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES RISKS. THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE HEREIN, ALL AS MORE PARTICULARLY DESCRIBED UNDER THE CAPTION “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “CPRX”. On December 14, 2010, the last reported sale price for our common stock on the Nasdaq Capital Market was $0.97 per share.

Shares of common stock or warrants to purchase shares of common stock, or securities consisting of a combination of these securities, may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any common stock or common stock purchase warrants or securities consisting of a combination of these securities, with respect to which this prospectus is delivered, the names of such underwriters and any applicable discounts or commissions, and any over-allotment options will be set forth in a prospectus supplement. The price to the public and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or warrants to purchase common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock, warrants to purchase shares of our common stock and securities consisting of a combination of these securities in one or more offerings. All such offerings will not exceed a total dollar amount of $30,000,000. However, in no event will we sell more than  1/3 of our “public float” (the market value of our common stock held by non-affiliates) in any 12 month period. This prospectus provides you with a general description of our common stock. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the applicable offering. The prospectus supplement may also add, change, or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information described under the heading “Incorporation by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Reference in this prospectus to “we”, “our”, “us”, the “Company”, or “Catalyst” refer to Catalyst Pharmaceutical Partners, Inc., a Delaware corporation.

ABOUT THE COMPANY

We are a development-stage biopharmaceutical company focused on the development and commercialization of prescription drugs targeting addiction and diseases of the central nervous system such as epilepsy. We have two products in development. We are currently evaluating our lead product candidate, CPP-109 (our version of vigabatrin, a GABA aminotransferase inhibitor) for the treatment of cocaine addiction. CPP-109 has been granted “Fast Track” status by the U.S. Food & Drug Administration (“FDA”) for the treatment of cocaine addiction, which indicates that the FDA has recognized that CPP-109 is intended for the treatment of a serious or life-threatening condition for which there is no effective pharmacological treatment and which demonstrates the potential to address unmet medical needs. We also hope to evaluate CPP-109 for the treatment of other addictions and obsessive-compulsive disorders. Further, we are in the early stages of developing CPP-115, which is another GABA aminotransferase inhibitor that, based on non-clinical studies, we believe is more potent than vigabatrin but has reduced side effects (e.g., visual field defects, or VFDs) from those associated with vigabatrin. We are planning to develop CPP-115 for several indications, including epilepsy, drug addiction and pain management. We believe that we control all current intellectual property for drugs that have a mechanism of action related to inhibition of GABA aminotransferase.

The successful development of CPP-109, CPP-115 or any other product we may acquire, develop or license is highly uncertain. We cannot reasonably estimate or know the nature, timing, or estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence due to the numerous risks and uncertainties associated with developing such products, including the uncertainty of:

•	the scope, rate of progress and expense of our non-clinical and clinical trials, proof-of-concept studies, and other product development activities;

•

the results of our non-clinical and clinical trials, and the number of clinical trials (and the scope of such trials) that will be required for us to seek and obtain approval of New Drug Applications (“NDAs”) for CPP-109 and CPP-115; and

•	the expense of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

Recent Developments

CPP-109

On April 13, 2010, we signed a definitive Clinical Trial Agreement (“CTA”) with the National Institute on Drug Abuse (“NIDA”) to jointly conduct a U.S. Phase II(b) clinical trial evaluating CPP-109 for the treatment of cocaine addiction (the “Trial”). As part of the CTA, NIDA, under their agreement with the Veteran’s Administration Cooperative Studies Program, has agreed to provide substantial resources towards the completion of the Trial. It is anticipated that this double-blind, placebo-controlled trial, which will be conducted at twelve leading addiction research facilities across the United States, will recruit approximately 200 patients. The Trial, which will be overseen by the Veterans Administration (“V.A.”), was initiated in November 2010 and we expect to have top line data in the second quarter of 2012. The Trial is designed to confirm the safety and efficacy of CPP-109 for the treatment of cocaine addiction and if successful, we believe it will qualify to be one of the adequate and well controlled trials required to support approval of an NDA for CPP-109.

Pursuant to the CTA, we will provide the study drug (and matching placebo) for the Trial and materials required to package them suitably for use in the Trial. In conjunction with NIDA, we have developed the Trial protocol and informed consent and have submitted such documents to the FDA for approval. We will also be responsible for, among other duties, funding patient recruitment activities and advertising for the Trial, establishing and funding a contract with a vendor capable of decrypting and converting the visual field data obtained from study subjects into a format analyzable by the V.A. statisticians who will interpret the study data, and, if requested, funding the treatment costs of up to 25 of the study subjects. Further, pursuant to the CTA, NIDA has provided input on the protocol and informed consent and will, under their agreement with the Veteran’s Administration Cooperative Studies Program, solicit, recruit and fund qualified study sites and investigators and recruit and treat at least 175 of the study subjects. NIDA will also provide clinical monitoring for all sites.

The CTA terminates on April 13, 2015 or upon the completion of the Trial, whichever comes first, except that the CTA may be extended for two further periods of two years each by agreement of the parties if it is necessary to complete the Trial. Either party may terminate the CTA upon 60 days’ notice without cause, or upon 30 days’ written notice for cause. Both NIDA and us have continuing rights under the CTA if the CTA is terminated. Among other obligations, this includes an obligation of each party to continue their respective obligations under the CTA until all study subjects enrolled in the trial at the time of such termination have completed the study and continuing duties of confidentiality.

During July 2010, we announced that the European Patent Office granted to Brookhaven National Laboratory (“Brookhaven”) a European patent for the use of vigabatrin for the prevention of addiction to opioids (e.g. oxycodone, hydrocodone) used in pain management. By dampening dopamine release and thus, the euphoria associated with opioids, the opioid/vigabatrin combination may lower or prevent addictive liability without adversely affecting pain relief. We license this patent from Brookhaven.

We also announced on December 9, 2010 that the Canadian Intellectual Property Office has granted to Brookhaven a patent for the use of vigabatrin for the prevention of addiction in pain management. The patent is broad and includes the use of vigabatrin/CPP-109 in combination with opioids (e.g., oxycodone, hydrocodone) for pain management. We license this patent from Brookhaven.

CPP-115

On November 1, 2010 we announced key results for an initial series of safety and efficacy evaluations in a number of animal and in-vitro laboratory tests:

•

In visual safety testing of treated rats exposed for 90 days to CPP-115, vigabatrin, and placebo, CPP-115 caused substantially less retinal damage than vigabatrin at well above the expected therapeutic doses.

•	The oral pharmacokinetic behavior of CPP-115 in rats supports further development as an orally delivered pharmacotherapy.

•

CPP-115 was found to not inhibit or induce metabolic enzymes and is not itself metabolized. As a result, drug-drug interactions or other metabolism-related side effects are unlikely. Additionally, non-metabolized drugs are advantageous for treating drug addicts; a population that often has impaired liver function.

•

With the exception of its biochemical target, GABA-aminotransferase, CPP-115 did not show any clinically significant binding to 111 of the most prevalent receptors, proteins and transporters. Additionally, CPP-115 showed no binding to other GABA-related targets (GABA receptors and transporters). Therefore, CPP-115 is very specific and is not likely to induce drug-drug interactions or unintended side effects.

•	CPP-115 did not show any interference with the hERG channel and is therefore not likely to induce heart arrhythmias.

•	CPP-115 did not show any abnormalities in an in-vitro battery of genotoxicity tests and thus is not likely to be carcinogenic.

•

CPP-115 did not show any inhibition of AST and ALT at doses far above the expected therapeutic dosage. This is in contrast to vigabatrin’s known inhibition at therapeutic doses of these key liver transaminase enzymes.

•

CPP-115, like vigabatrin, was found to significantly reduce seizures in accepted animal models of epilepsy, as evaluated by the National Institutes of Health’s Anticonvulsant Screening Program, at lower doses than vigabatrin.

•

CPP-115 was found to eliminate cocaine-related conditioned place preference and significantly reduced cocaine-induced dopamine surge, key tests needed to demonstrate a drug’s effectiveness as a potential treatment for stimulant addiction. These effects were observed at doses more than 100 times lower than that needed by vigabatrin to achieve the same effect.

We are currently advancing the development of CPP-115 by undertaking the remainder of the non-clinical studies necessary to file an Investigational New Drug Application (“IND”) with the FDA.

Additionally, on September 1, 2010, CPP-115 was granted orphan drug designation by the FDA for the treatment of infantile spasms.

There can be no assurance that CPP-115 will ultimately be proven to be safe and effective to treat epilepsy, drug addiction or for use in pain management, or that CPP-115 will be determined not to have a similar visual field defect profile to vigabatrin.

Update on non-clinical and clinical studies that we support

We have been advised that one of our clinical collaborators received a $1.2 million grant from the U.S. Department of Defense to conduct an animal study of the use of vigabatrin in combination with opiates to effectively manage pain while reducing the potential for opiate addiction. This research is being conducted by a research team led by Wynne K. Schiffer, Ph.D. and Stephen L. Dewey, Ph.D. of The Feinstein Institute for Medical Research at the North Shore LIJ Hospital and by Jonathan D. Brodie, M.D., Ph.D. from the Department of Psychiatry at New York University’s School of Medicine. Drs. Dewey and Brodie are the co-inventors on the vigabatrin-related patents that we have licensed from Brookhaven and are members of our Scientific Advisory Board.

The study is being conducted at the Feinstein Institute. Opioid abuse is one of the many substance addiction indications covered under our exclusive license of Brookhaven’s vigabatrin use patent portfolio. We have supplied CPP-109 (our version of vigabatrin) to facilitate this study.

We have been advised that a clinical researcher at the University of Pennsylvania expects to commence an investigator-sponsored proof-of-concept study of CPP-109 in patients dependent on both cocaine and alcohol by early 2011. We expect to supply CPP-109 (our version of vigabatrin), placebo and approximately $50,000 in funding to facilitate the conduct of this study.

We are also collaborating with other investigators by providing CPP-109 and access to our CPP-109 IND for studies that we believe will add value to our own research and development. Future potential studies include studies evaluating CPP-109 for the treatment of alcohol, nicotine, cocaine and methamphetamine addiction.

Discussions with potential strategic partners

We periodically have discussions with potential strategic partners interested in working with us on the development of CPP-109 and/or CPP-115. Such discussions may not result in relationships that we determine to pursue, and no agreements have been entered into to date.

NASDAQ Listing

Our common stock currently trades on the Nasdaq Capital Market. On November 13, 2009, we were informed by the Nasdaq Stock Market (“Nasdaq”) that, as a result of our common stock no longer meeting the requirement that it trade at a bid price of at least $1.00 per share, our common stock would be delisted from the Nasdaq Capital Market if, by May 12, 2010, we did not regain compliance with the requirement by our common stock trading at a bid price of at least $1.00 per share for a period of at least ten consecutive trading days. On April 26, 2010, we received notice from Nasdaq confirming that we had regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as a result of our common stock closing with a bid price of at least $1.00 for at least ten consecutive trading days.

Addition to Scientific Advisory Board

On November 15, 2010, we announced that Dr. Richard B. Silverman has joined our Scientific Advisory Board. Dr. Silverman is the inventor of CPP-115.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements provided in or incorporated by reference by this prospectus contain “forward-looking statements,” including statements regarding our expectations, beliefs, plans or objectives for future operations and anticipated results of operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “proposes,” “plans,” “expects,” “intends,” “may” and similar expressions are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made in this prospectus are based on current expectations that involve numerous risks and uncertainties.

The successful development of CPP-109, CPP-115 or any other product we may acquire, develop or license is highly uncertain. We cannot reasonably estimate or know the nature, timing, or estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence due to the numerous risks and uncertainties associated with developing such products, including the uncertainty of:

•	the scope, rate of progress and expense of our non-clinical and clinical trials, proof-of-concept studies, and other product development activities;

•	our ability to complete our trials and studies on a timely basis and within the budgets we establish for such trials;

•	whether our trials and studies will be successful;

•	the results of our non-clinical and clinical trials, and the number and scope of such trials that will be required for us to seek and obtain approval of NDA’s for CPP-109 and CPP-115;

•	the expense of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	whether others develop and commercialize products competitive to our products;

•	changes in the laws and regulations affecting our business including changes that may result from any future healthcare reform legislation than may become law;

•	our ability to attract and retain skilled employees; and

•	changes in general economic conditions and interest rates.

Our current plans and objectives are based on assumptions relating to the development of our current product candidates. Although we believe that our assumptions are reasonable, any of our assumptions could prove inaccurate. In light of the significant uncertainties inherent in the forward-looking statements made herein, which reflect our views only as of the date of this prospectus, you should not place undue reliance upon such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated in this prospectus by reference and any applicable prospectus supplement, in light of your particular investment objectives.

USE OF PROCEEDS

Except as may otherwise be provided in a prospectus supplement, we will use the net proceeds from sales of the securities to fund non-clinical and clinical studies with respect to our two product candidates, CPP-109 and CPP-115, and for general working capital purposes. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of these securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock trades on the Nasdaq Capital Market under the symbol CPRX. Previously, from November 8, 2006 to September 2, 2009, our common stock traded on the Nasdaq Global Market under the same symbol. There was no public market for our common stock before November 8, 2006. The following table sets forth the high and low closing sales prices per share of our common stock as reported on the Nasdaq Global Market or the Nasdaq Capital Market for the period indicated.

	High	Low
Year Ending December 31, 2010
Fourth Quarter (through December 14, 2010)	$1.19	$0.97
Third Quarter	$1.32	$0.90
Second Quarter	$2.00	$0.71
First Quarter	$0.87	$0.56

Year Ended December 31, 2009
Fourth Quarter	$1.17	$0.60
Third Quarter	$1.39	$0.41
Second Quarter	$2.25	$0.61
First Quarter	$2.75	$1.25

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

GENERAL DESCRIPTION OF OUR COMMON STOCK AND WARRANTS

The following summary of the material features of our common stock and our warrants to purchase shares of common stock does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, our Bylaws and other applicable law. See “Where You Can Find Additional Information”.

Our authorized capital currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had 19,394,737 shares of our common stock outstanding. There are no shares of preferred stock outstanding.

We are a Delaware corporation, and were incorporated on July 24, 2006. We are the successor by merger to Catalyst Pharmaceutical Partners, Inc., a Florida corporation, which was incorporated in January 2002.

Common Stock

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to our stockholders, including the election of directors. In the event of our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share ratably and equally in our assets, if any, that remain after paying all debts and liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or cumulative rights and no redemption or conversion provisions.

Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available therefor, subject to the dividend and liquidation rights of any preferred stock that may be issued and outstanding, all subject to any dividend restrictions in our credit facilities. No dividend or other distribution (including redemptions and repurchases of shares of capital stock) may be made, if after giving effect to such distribution, we would not be able to pay our debts as they come due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of any holders of preferred stock.

Common Stock Purchase Warrants

We may issue warrants to purchase shares of our common stock. We may issue the warrants independently or together with the underlying common stock, and the warrants may be attached to or separate from the underlying common stock. We may also issue warrants under separate warrant agreements to be entered into between us and each of the initial holders of such warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to all of the provisions of any specific warrant document or agreement which we will file with the SEC for incorporation by reference into any prospectus supplement we may file. See “Where You Can Find Additional Information” and “Incorporation by Reference” for information on how to obtain a warrant document when it is filed.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including, but not limited to:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may issued at any one time;

•	if applicable, the date on and after which the warrants and the related underlying common stock will be separately transferable;

•	if applicable, a discussion of material United States income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the procedures and conditions relating to the exercises of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

We may issue warrants under one or more Warrant Agreements, each to be entered into between us and each initial holder of such warrants.

We may issue warrants in non-global form, i.e. bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants subject to the terms indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of common stock purchasable upon their exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon their exercise.

A warrant will generally entitle the holder thereof to purchase for cash an amount of common stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed as indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Provisions of the Certificate and Bylaws

A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board to issue preferred stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the common stock. The board of directors believes that these provisions are appropriate to protect our interest and the interests of our stockholders.

Issuance of Rights. The certificate authorizes the board of directors to create and issue rights (the “rights”) entitling the holders thereof to purchase from us shares of capital stock or other securities. The times at which, and the terms upon which, the rights are to be issued may be determined by the board of directors and set forth in the contracts or instruments that evidence the rights. The authority of the board of directors with respect to the rights includes, but is not limited to, the determination of (1) the initial purchase price per share of the capital stock or other securities of Catalyst Pharmaceutical Partners, Inc. to be purchased upon exercise of the rights, (2) provisions relating to the times at which and the circumstances under which the rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of Catalyst Pharmaceutical Partners, Inc., (3) antidilutive provisions which adjust the number or exercise price of the rights or amount or nature of the securities or other property receivable upon exercise of the rights, (4) provisions which deny the holder of a specified percentage of the outstanding securities of Catalyst Pharmaceutical Partners, Inc. the right to exercise the rights and/or cause the rights held by such holder to become void, (5) provisions which permit Catalyst Pharmaceutical Partners, Inc. to redeem the rights, and (6) the appointment of a rights agent with respect to the rights.

Meetings of Stockholders. The bylaws provide that a special meeting of stockholders may be called only by the board of directors unless otherwise required by law. The bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting of stockholders.

No Stockholder Action by Written Consent. The certificate provides that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

Amendment of the Certificate. The certificate provides that an amendment thereof must first be approved by a majority of the board of directors and (with certain exceptions) thereafter approved by the holders of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal; provided, however, that the affirmative vote of 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, is required to amend provisions relating to the establishment of the board of directors and amendments to the certificate.

Amendments of Bylaws. The certificate provides that the board of directors or the stockholders may amend or repeal the bylaws. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of stockholders or a special meeting called for such purposes, unless the board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

Certain Anti-Takeover Matters

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law, regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholders for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by our board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participates do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after that date, the business combination is approved by our board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability for monetary damages for breach of fiduciary duty by members of our board of directors, except for liability that cannot be eliminated under Delaware law. Under Delaware law, our directors have a fiduciary duty to us which is not eliminated by this provision in our certificate of incorporation. In addition, each of our directors is subject to liability under Delaware law for breach of their duty of loyalty for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law for actions leading to improper personal benefit to the director and for payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision does not affect our directors’ responsibilities under any other laws, such as federal securities laws.

Delaware law provides that the directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for any of the following:

•	any breach of a director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which our directors and officers may be entitled to under our bylaws, any agreement, a vote of stockholders or otherwise. Our certificate of incorporation and bylaws eliminate the personal liability of directors to the maximum extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we may fully indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit of proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was one of our directors, officers, employees or other agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Listing

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “CPRX”.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. They are located at 17 Battery Park, 8th Floor, New York, New York 10004. They can be reached via telephone at (212) 509-4000.

PLAN OF DISTRIBUTION

We may sell the securities from time-to-time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities: (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. However, in any given 12-month period, we may sell only one third ( 1/3) of our “public float.” We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may change;

•	market prices prevailing at the time of sale;

•	prices relating to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The applicable prospectus supplement with respect to a particular offering of securities will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over–allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over–allotments or short positions by making purchases in the open market or by exercising their over–allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Akerman Senterfitt.

EXPERTS

The audited financial statements incorporated by reference in this Prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC–0330 for further information on the operating rules and procedures for the public reference room.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus or by any information in a prospectus supplement accompanying this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010, for the quarter ended June 30, 2010, filed with the SEC on August 12, 2010, and for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010;

3.	Our Current Reports on Form 8-K filed with the SEC on February 17, 2010, February 23, 2010, April 1, 2010, April 13, 2010, April 26, 2010, August 4, 2010, August 6, 2010, September 21, 2010, November 1, 2010, November 2, 2010, November 4, 2010, November 16, 2010, and November 18, 2010;

4.	Our description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 29, 2006, along with Amendment No. 1 thereto, filed with the SEC on October 18, 2006; and

5.	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date of filing of such documents, before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

You may obtain a copy of any of these documents at no cost by requesting them from us or by writing or calling: Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1370, Coral Gables, Florida, 33134, Attn: Investor Relations, or by calling (305) 529-2522. Copies of each of these filings are also available for no cost on our website, www.catalystpharma.com, or on the SEC’s web site, www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

SEC registration fee	$2,139
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$27,139

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant’s Restated Certificate of Incorporation and the registrant’s Amended and Restated Bylaws provide for indemnification of the registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The registrant has also entered into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 16.	Exhibits

(a)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation (1)

3.2	Amendment to Certificate of Incorporation (1)

3.3	By-laws (1)

4.1	Specimen stock certificate for common stock (1)

5.1	Opinion of Akerman Senterfitt (2)

10.1	Agreement, dated April 7, 2010, between Catalyst Pharmaceutical Partners, Inc. and the Division of Pharmacotherapies and Medical Consequences of Drug Abuse of the National Institute on Drug Abuse.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1)

24.1	Power of Attorney (2)

(1)	Filed by reference to the Company’s Registration Statement on Form S-1 (File No. 333-136039)
(2)	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in reports furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post–effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto authorized, in the city of Coral Gables, State of Florida, on the 15th day of December, 2010.

CATALYST PHARMACEUTICAL PARTNERS, INC.

By:	/s/ PATRICK MCENANY
Patrick J. McEnany
Chairman, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK MCENANY Patrick J. McEnany	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2010

/s/ JACK WEINSTEIN Jack Weinstein	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	December 15, 2010

* Hubert E. Huckel, M.D.	Director	December 15, 2010

* Alicia Grande	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 15, 2010

* Charles B. O’Keeffe	Director	December 15, 2010

* Philip H. Coelho	Director	December 15, 2010

* David S. Tierney, M.D.	Director	December 15, 2010

* Milton J. Wallace	Director	December 15, 2010

*/s/ PATRICK J. MCENANY Patrick J. McEnany as Attorney-in-fact